Exhibit 99.1

TSX:IN NASDAQ:INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Reports First Quarter Fiscal

2021 IFRS Financial Results

Vancouver, BC – November 13, 2020 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (NASDAQ:INM; TSX:IN), a clinical-stage pharmaceutical company developing medications targeting diseases with high unmet medical need and leading the way in the clinical development of cannabinol (“CBN”), in compliance with continuous disclosure obligations in Canada, today reported financial results for the first quarter of fiscal year 2021 (“1Q21”) which ended September 30, 2020.

With yesterday’s announced financing expected to close on November 16, 2020, subject to customary closing conditions, the conference call component of this quarter’s financial reporting has been cancelled. The Company looks forward to updating investors during a future conference call.

Results of Operations (expressed in Canadian Dollars and in accordance with IFRS):

•     For the three months ended September 30, 2020, the Company recorded a net loss of $2.1 million, or $0.41 per share, compared with a net loss of $3.4 million, or $0.65 per share, for the three months ended September 30, 2019.

•     Research and development expenses were $1.2 million for 1Q21, compared with $2.3 million for the three months ended September 30, 2019. The decrease was primarily due to a decrease in the costs associated with external contractors and research supplies.

•     The Company incurred general and administrative expenses of $0.7 million for 1Q21, compared with $1.0 million for the three months ended September 30, 2019. The decrease in general and administrative expenses for the three months to September 30, 2020 was primarily due to decreased accounting and legal expenses pertaining to certain corporate initiatives, including certain current year legal costs being capitalized as deferred financing costs offset by higher accounting fees partly resulting from the preparation of financial statements under both IFRS and US GAAP, as well as decreased salaries and benefits.

•     The Company also incurred non-cash, share-based payments, in connection with the grant of stock options, of $0.1 million for 1Q21, compared with $0.2 million for the three months ended September 30, 2019.

•     At September 30, 2020, the Company’s cash, cash equivalents and short-term investments were $6.1 million, which compares to $8.0 million at June 30, 2020. The decrease in cash, cash equivalents and short-term investments during the three months ended September 30, 2020, was primarily due to cash outflows from operating activities.

•     At September 30, 2020, the Company’s total issued and outstanding shares were 5,220,707. In addition, at September 30, 2020, there were 556,817 outstanding stock options with a weighted average exercise price of $14.96.

Table 1: Condensed consolidated interim statements of financial position (unaudited):

InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION (unaudited)

As at September 30, 2020 and June 30, 2020 Expressed in Canadian Dollars
	September 30, 2020	June 30, 2020
ASSETS
Current
Cash and cash equivalents	$5,998,943	$7,912,156
Short-term investments	57,574	57,761
Accounts receivable	69,193	61,794
Prepaids and other assets	699,225	570,905

Total current assets	6,824,935	8,602,616

Non-Current
Property and equipment	512,923	549,869
Intangible assets	1,068,981	1,091,642
Other assets	18,659	—

Total Assets	$8,425,498	$10,244,127

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payables and accrued liabilities	$2,404,526	$2,190,432
Current portion of lease obligations	95,243	93,986

Total current liabilities	2,499,769	2,284,418

Non-current
Lease obligations	314,264	337,989

	2,814,033	2,622,407

SHAREHOLDERS’ EQUITY
Share capital	68,579,890	68,579,890
Contributed surplus	15,599,115	15,468,817
Accumulated deficit	(78,567,540)	(76,426,987)

	5,611,465	7,621,720

	$8,425,498	$10,244,127

Table 2: Condensed consolidated interim statements of operations and comprehensive loss (unaudited):

InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

For the three months ended September 30, 2020 and September 30, 2019 Expressed in Canadian Dollars
	Three Months Ended September 30,
	2020	2019
Operating Expenses
Research and development	$1,163,721	$2,331,788
General and administrative	740,929	958,331
Amortization and depreciation	59,607	43,284
Share-based payments	130,298	151,567

Total operating expenses	2,094,555	3,484,970

Finance Costs and Other Income (Loss)
Interest income	6,618	77,119
Foreign exchange gain (loss)	(52,616)	21,036

Total net loss and comprehensive loss for the period	$(2,140,553)	$(3,386,815)

Basic and diluted loss per share for the period	$(0.41)	$(0.65)

Table 3: Condensed consolidated interim statements of cash flows (unaudited):

InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS (unaudited)

For the three months ended September 30, 2020 and September 30, 2019 Expressed in Canadian Dollars
	2020	2019
OPERATING ACTIVITIES
Cash flows from operating activities
Net loss for the period	$(2,140,553)	$(3,386,815)
Adjustments to reconcile loss to net cash used in operating activities
Amortization and depreciation	59,607	43,284
Share-based payments	130,298	151,567
Loss on sale of assets	—	1,070
Interest accretion on lease obligations	(830)	—

Changes in non-cash working capital balances:
Prepaids and other assets	(42,202)	111,053
Interest income accrued on short-term investments	187	107,168
Other non-current assets	(18,659)	—
Accounts receivable	(7,399)	44,899
Accounts payable and accrued liabilities	214,094	(194,997)

Total cash used in operating activities	(1,805,457)	(3,122,771)

Cash Flows From Investing Activities
Maturity of short-term investments	—	5,034,500
Purchase of short-term investments	—	(34,500)
Purchase of property and equipment	—	(42,953)
Proceeds on disposal of property and equipment	—	726

Total cash provided by investing activities	—	4,957,773

Cash Flows From Financing Activities
Payments on lease obligations	(21,639)	—
Deferred financing costs	(86,117)	—

Total cash used in financing activities	(107,756)	—

Decrease in cash during the period	(1,913,213)	1,835,002

Cash and cash equivalents beginning of the period	7,912,156	12,873,961

Cash and cash equivalents end of the period	$5,998,943	$14,708,963

About InMed: InMed Pharmaceuticals is a clinical-stage pharmaceutical company developing a pipeline of cannabinoid-based medications, initially focused on the therapeutic benefits of cannabinol (CBN) in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines. For more information, visit www.inmedpharma.com.

Investor Contact:

InMed Pharmaceuticals Inc.

Brendan Payne, Director – Investor Relations

T:	+1.604.669.7207
E:	info@inmedpharma.com

Edison Advisors for InMed Pharmaceuticals

Joe Green/Laine Yonker

T:	+1.646.653.7030/+1.646.760.0321
E:	jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: leading the way in the clinical development of cannabinol (“CBN”); developing a pipeline of cannabinoid-based medications in diseases with high unmet medical need; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines; and the closing of the Company’s financing on November 16, 2020 or at all.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: continued and timely positive preclinical and clinical efficacy data; the speed of regulatory approvals; the ability to contract with suitable partners; demand for InMed’s products; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: the outbreak and impact of COVID-19 may worsen; preclinical and clinical testing may not produce the desired results on a timely basis, or at all; regulatory applications may not be approved on a timely basis, or at all; cannabis licensing/importing issues may delay our projected development timelines; suitable partners may not be located; economic or market conditions may worsen; our existing cash runway may not allow us to complete our forthcoming significant milestones; the development of a proprietary biosynthesis manufacturing technology for the production of pharmaceutical-grade cannabinoids as well as a pipeline of medications targeting diseases with high unmet medical needs may not be as successful as desired, if at all. A more complete discussion of the risks and uncertainties facing InMed is disclosed in InMed’s most recent Annual Information Form and other continuous disclosure filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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